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                                                                     EXHIBIT 1.4


                                CUSTODY AGREEMENT
                                       FOR
                             SALE OF COMMON STOCK OF
                                   EXULT, INC.

U.S. Stock Transfer Corporation
1745 Gardena Avenue
Glendale, CA 91204-2991
Attention: Rich Tilton

Ladies and Gentlemen:

        This Custody Agreement (this "Agreement") is executed by the undersigned (the "Selling Stockholder") in connection with a proposed public offering (the "Public Offering") of shares of common stock, par value $.0001 per share (the "Common Stock"), of Exult, Inc., a Delaware corporation (the "Company"). The proposed Public Offering will be effected pursuant to a purchase agreement (the "U.S. Purchase Agreement") to be entered into by and among the Company, the Selling Stockholder, other stockholders of the Company that may become a party thereto and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., and Salomon Smith Barney Inc., as representatives of the several U.S. underwriters (the "U.S. Underwriters") named on Schedule A to the U.S. Purchase Agreement and pursuant to a purchase agreement (the "International Purchase Agreement") to be entered into by and among the Company, the Selling Stockholder, other stockholders of the Company that may become a party thereto and Merrill Lynch International, Goldman Sachs International and Salomon Brothers International Limited, as representatives of the several international underwriters named on Schedule A to the International Purchase Agreement (the "International Underwriters"). The U.S. Purchase Agreement and the International Purchase Agreement are each referred to herein as a "Purchase Agreement" and the U.S. Underwriters and International Underwriters are referred to collectively herein as the "Underwriters". U.S. Stock Transfer Corporation has been appointed as the Transfer Agent (the "Transfer Agent") for the Common Stock.

        The Selling Stockholder proposes to sell ___________________ shares of Common Stock (collectively, the "Shares") to the Underwriters for reoffering of such Shares together with shares of Common Stock to be purchased by the Underwriters from the other selling stockholders pursuant to each Purchase Agreement, of which a preliminary draft in substantially agreed form has been delivered to the Selling Stockholder and shares of Common Stock to be purchased by the Underwriters from the Company. In connection with such sale, the Selling Stockholder is depositing with the Transfer Agent, as custodian (the "Custodian") the certificate or certificates set forth on Schedule I representing _______________ shares of Common Stock. In addition, in the event the Shares are to be issued upon the exercise of fully vested, unexercised stock options (the "Stock Options") granted to the Selling Stockholder under the Company's 1999 Stock Option/Stock Issuance Plan, 1999 Special Executive Stock Option Plan or 2000 Equity Incentive

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Plan, the Selling Stockholder is depositing an irrevocable, unconditional notice of exercise of such Stock Options in the form attached hereto as Exhibit A (the "Notice of Exercise"), upon which exercise the Selling Shareholder will be entitled to receive certificates representing _____________________ shares of Common Stock (such certificate(s), together with the certificate(s) listed on Schedule I, the "Certificate"). The Selling Stockholder is also depositing with the Custodian a stock transfer power in the form attached as Exhibit B executed in blank by the Selling Stockholder with signature guaranteed by a bank or trust company acceptable to the Underwriters, to be held for the account of the Selling Stockholder and to be disposed of in accordance with this Agreement.

        Concurrently with the execution of this Agreement, the Selling Stockholder has executed and delivered a Power of Attorney (the "Power of Attorney") naming James C. Madden, V and Michael F. Henn, or either of them, acting singly or together, as attorneys-in-fact (the "Attorney-in-Fact") to act for the Selling Stockholder in connection with the sale by the Selling Stockholder of the Shares pursuant to a Registration Statement on Form S-3 (File No. 333-64116) under the Securities Act of 1933, as amended, including the taking of certain actions on behalf of the Selling Stockholder pursuant to each Purchase Agreement, of which a preliminary draft has been delivered to the Selling Stockholder.

        In order to secure the performance of each Purchase Agreement and the sale thereunder of the Shares, the Selling Stockholder agrees with the Custodian as follows:

        1. The Selling Stockholder hereby appoints the Custodian as custodian, to act as the Selling Stockholder's agent as provided herein and the Custodian hereby accepts such appointment. The Custodian is hereby authorized to take delivery of, to the extent applicable, the Notice of Exercise and to deal with the Certificate (or, if applicable, the Notice of Exercise) and the Shares pursuant to the terms of this Agreement. The Custodian acknowledges receipt of, the Certificate, in negotiable form, (or, if applicable, the Notice of Exercise) accompanied by appropriate stock powers and written instrument(s) of transfer in the form attached hereto as Exhibit B, executed in blank in proper form to permit the transfer on the books of the Company of the Shares represented by such Certificate (or, if applicable to be issued upon exercise of the option pursuant to the Notice of Exercise). The Custodian shall act in accordance with the instructions set forth in this Agreement and any further instructions given to it by written instrument signed by the Selling Stockholder acting through the Attorney-in-Fact.

        2. The Selling Stockholder agrees as follows:

                (a) All Shares represented by the Certificate deposited or to be received by the Custodian hereunder are subject to the interest of the Underwriters, the Company, and any other stockholders of the Company who may become party to a Purchase Agreement, for the purpose of completing the transactions contemplated by the Purchase Agreement and the interests of the Attorney-in-Fact (in their capacities as such) under the Power of Attorney.

                (b) The powers and authority hereby granted are irrevocable and shall not be terminated by any act of the Selling Stockholder, or by operation of law, whether by the


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        death, disability, incompetence or incapacity of any individual Selling
        Stockholder or, in the case of a trust, partnership, corporation, limited liability company or other entity by the termination, liquidation, winding up, or dissolution of such trust, partnership, corporation, limited liability company or other entity or by the occurrence of any other event (including, without limitation, the bankruptcy or insolvency of the Selling Stockholder, or the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary).

        If, after the execution hereof, the Selling Stockholder should die or become disabled, incompetent or incapacitated, or if any Selling Stockholder that is a trust, partnership, corporation, limited liability company or other entity should be terminated, liquidated, wound up or dissolved, or if any other similar event should occur (including, without limitation, the bankruptcy or insolvency of the Selling Stockholder, or the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary) before the delivery of the Shares pursuant to either Purchase Agreement or the transactions contemplated by this Agreement, the Certificate shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of the applicable Purchase Agreement, this Agreement and the Power of Attorney, the Custodian is nevertheless authorized and directed to deal with the Certificate deposited or to be deposited hereunder or the certificates issued in exchange therefor and to do all things herein provided for in accordance with the terms and conditions hereof as if such termination, liquidation, winding up or dissolution of the Selling Stockholder or other event had not occurred regardless of whether or not the Custodian shall have received notice thereof.

                (c) This Agreement shall be binding upon the heirs, executors, successors and assigns of the Selling Stockholder.

        3. Until the expiration of the option granted to the Underwriters pursuant to Section 2(b) of the Purchase Agreements or, if earlier, the termination of this Agreement pursuant to paragraph (5) below, the Custodian shall hold the Certificate (and, if applicable the Notice of Exercise) and related stock power and written instrument(s) of transfer in safekeeping.

        4. Until the expiration of the option granted to the Underwriters pursuant to Section 2(b) of the Purchase Agreements, the Custodian is authorized and directed, upon the instructions of the Attorney-in-Fact, to (i) cause the number of the Shares to be sold pursuant to the provisions of the Purchase Agreements, to be transferred on the books and records of the Company, (ii) to issue certificates, free of any restrictive legend, representing such Shares to the Underwriters in the name of such person or persons, in such denominations and at such time as the Underwriters shall direct, and the Transfer Agent in its capacity as Custodian shall deliver, upon the instructions of the Attorney-in-Fact, such new certificates at the Closing Time or any Date of Delivery (as such terms are defined in the Purchase Agreements) to the Underwriters for the accounts of the Underwriters; provided that such delivery shall be against payment to the Custodian or to the Attorney-in-Fact, as they direct, of the aggregate purchase price to be paid by the Underwriters to the order of the Selling Stockholder in the amount and the manner specified in the applicable Purchase Agreement, (iii) to accept payment of the aggregate purchase price for


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the newly issued shares of Common Stock issued by the Company as a result of the exercise of the Stock Options and sold by the Selling Stockholder pursuant to the Purchase Agreements, less the aggregate exercise price of such Stock
Options, which is to be paid by the Underwriters, on behalf of the Selling Stockholder, to the Company at such Closing Time or Date of Delivery, as the case may be, and give receipt for such payment. If payment is made to the Attorney-in-Fact, the Attorney-in-Fact shall deposit such payment with the Custodian, and the Custodian shall dispose of such funds as hereinafter provided.

        5. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall terminate forthwith (i) upon the termination of both Purchase Agreements in accordance with the provisions thereof, or (ii) if the sale of the Shares to the Underwriters is not completed by September 30, 2001. Such termination shall not affect the validity of any lawful action done or performed by the Custodian pursuant hereto prior to such termination. Upon any such termination of this Agreement, the Custodian is authorized and directed to promptly return to the Selling Stockholder the Certificate (or, if applicable, the Notice of Exercise) delivered herewith or hereafter, together with any related stock powers and written instrument(s) of transfer.

        6. Until payment in full has been made for the number of Shares that are sold pursuant to the provisions of a Purchase Agreement, the Selling Stockholder shall remain the record and beneficial owner of the Shares deposited hereunder and shall have all the rights of a stockholder of the Company with respect to the Shares, including the right to receive dividends attributable to the Shares and to vote all of the Shares.

        7. The Custodian is authorized and directed to pay from the proceeds of the sale of the Shares to be sold, the underwriting discounts or commissions incidental to the sale of such Shares. It is understood that the Company will pay or cause to be paid all fees and expenses incident to the Custodian's performance of its obligations under this Agreement.

        8. The Custodian is further authorized in its discretion to advance funds for the account of the Selling Stockholder for the purchase of any stock transfer stamps or the payment of any stock transfer tax required in connection with the sale of any of the Shares to the Underwriters and to reimburse itself for the cost of such stamps and tax, if any, out of the purchase price received by it for such Shares.

        9. After making payment of the expenses provided for in paragraphs (7) and (8) above, the Custodian is directed (a) to remit to the Selling Stockholder the balance of the purchase price received by it in respect of the Shares sold by the Selling Stockholder promptly following the Closing Time or Date of Delivery, as the case may be, as directed by the Selling Stockholder pursuant to Exhibit C and (b) to return to the Selling Stockholder a certificate or certificates, if any, registered in the same manner as the Certificate delivered to it herewith or hereafter for any of the Shares that are not sold pursuant to a Purchase Agreement within 30 days following the Closing Time or Date of Delivery, as the case may be.

        10. On or before January 31st of the year following the year of payment, the Custodian will prepare and mail to the Selling Stockholder, a Form 1099-B reporting the cash received as of


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the year of payment, in accordance with Treasury Regulations; the Custodian will also prepare and file copies of such Forms 1099-B by magnetic tape with the Internal Revenue Service ("IRS") on or before February 28th of the year following the year of payment, in accordance with Treasury Regulations.

        If the Custodian has not received a Form W-9 or Form W-8, in the forms attached to this Agreement as Exhibit D, completed by the Selling Stockholder, the Custodian shall deduct and withhold 31% backup withholding tax from any payment made to the Selling Stockholder pursuant to Section 3406 of the Internal Revenue Code; should any issue arise regarding federal income tax reporting or withholding, the Custodian will take such action as the Selling Stockholder instructs the Custodian in writing.

        11. The Custodian's acceptance hereof by the execution of this Agreement shall constitute an acceptance by it of the authorization herein conferred, and shall evidence its agreement to carry out and perform this Agreement in accordance with the provisions hereof; subject, however, to the following:

                (a) The Custodian shall have no duties except those expressly set forth herein; without limiting the generality of the foregoing, the Custodian shall not have responsibility for the validity of any agreement referred to herein, other than as it relates to the Custodian, or for the performance of any such agreement by any party thereto, other than as it relates to the Custodian, or for the interpretation of any of the provisions of any such agreement.

                (b) The Custodian shall have no responsibility with respect to the application or use of any funds paid by it as herein provided and no interest shall be payable by the Custodian on any funds held hereunder.

                (c) The Selling Stockholder agrees that the Custodian is acting under this Agreement solely as the agent of the Selling Stockholder. The Custodian shall not be liable or responsible for anything done or omitted to be done by it hereunder in good faith in accordance with the foregoing instructions unless the Custodian is grossly negligent or commits willful misconduct. The Selling Stockholder hereby agrees to indemnify and hold harmless the Custodian from and against any and all loss, damage, liability or expense which the Custodian may sustain directly or indirectly for any action in connection with this Agreement taken or omitted in good faith or in reasonable reliance and in accordance with an opinion of counsel, who may be counsel for the Company or the Selling Stockholder, so long as such loss, damage, liability or expense was or is not due to the Custodian's own bad faith, gross negligence or willful misconduct.

                (d) The Custodian shall be protected in acting upon any certificate, notice or other instrument in writing received by it hereunder or under a Purchase Agreement which in good faith it shall believe to be genuine and to have been filed or presented by a proper person or persons, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained.


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                (e) In no event shall the Custodian be responsible for the acts of the Attorney-in-Fact or of the Underwriters nor shall it be required to enforce the rights or claims of the Selling Stockholder against the Underwriters or the Attorney-in-Fact.

                (f) The Custodian shall not be bound by any waiver, modification or amendment hereof unless in writing and signed by the Attorney-in-Fact and, if the Custodian's duties hereunder are affected, unless the Custodian also shall have given its written consent thereto.

        12. The Selling Stockholder hereby represents and warrants to the Custodian that: (a) it has, and at the time of delivery of the Shares to the Underwriters it will have, full power and authority to enter into this Agreement, each Purchase Agreement and the Power of Attorney, to carry out the terms and provisions hereof and thereof and to make all of the representations, warranties and agreements on the part of the Selling Stockholder contained herein and therein; (b) this Agreement and the Power of Attorney are the valid and binding agreements of such Selling Stockholder and are enforceable against such Selling Stockholder in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally from time to time in effect and may be subject to the application of equitable principles and the enforceability of equitable remedies.

        13. The execution, delivery and performance of this Agreement by the Selling Stockholder requires no action, consent or approval by or in respect of, or filing with (i) any governmental body, agency, official or authority except
(A) such as have been already obtained as or may be required under the 1933 Act or the 1933 Act Regulations or state or foreign securities laws, and (B) such as may be required under the rules and regulations of the NASD, and (ii) any individual, corporation, partnership, association, trust or other entity or organization except for those actions, consents, approvals or filings, the failure of which to be obtained or made would not have a material adverse effect on the Selling Stockholder.

        14. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of law provisions thereof which might apply the laws of any other jurisdiction. All notices, requests and other communications hereunder shall be in writing and shall be deemed to be duly given at the time of delivery or mailing if delivered or mailed by first-class mail, postage prepaid, return receipt requested, Federal Express overnight delivery or facsimile transmission and (a) if to the Underwriters or to the Company, addressed as provided in each Purchase Agreement, (b) if to the Selling Stockholder, addressed to the Selling Stockholder at the address set forth below, with a copy (which copy shall not constitute notice) to ___________________________________________, facsimile number ________________, Attention: _____________________, or (c) if to the
Custodian, to U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991, Attention: __________________________; provided that any notice or communication to the Custodian shall not be effective until actually received by the Custodian.

        15. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


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        16. If any provision of this Agreement is found to be unenforceable as applied in any particular case or circumstance in any applicable jurisdiction, such finding shall not render the provision unenforceable in any other case or circumstance, or render any other provision of this Agreement unenforceable to any extent whatsoever.

        17. The representations, warranties and agreements of the Selling Stockholder contained herein shall survive the sale and delivery of the Shares and the termination of this Agreement.

                           [Signature Page to Follow]


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         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the _________ day of July, 2001.

                                        ----------------------------------------
                                        Print Name of Selling Stockholder

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                        (For individuals, please sign exactly as your name appears on your stock certificates(s).)

                                        Name and address to which notices shall
                                        be sent:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Facsimile No. (     )
                                                              ------------------


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                                 ACKNOWLEDGMENT

STATE OF _____________ )
                       ) ss.
COUNTY OF ____________ )

        On _________________, 2001, before me, ______________________________,
Notary Public, personally appeared ___________________________________, personally known to me and proved on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person executed the instrument.

                                       Notary:
                                                  ------------------------------
[NOTARIAL SEAL]
                                       Print Name:
                                                  ------------------------------
                                       Notary Public, State of
                                                               -----------------
                                       My commission expires:
                                                               -----------------


                                      S-2
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                           ACCEPTANCE BY THE CUSTODIAN

         U.S. Stock Transfer Corporation, as Custodian, hereby acknowledges receipt of the Certificate described in this Agreement (and in the form described herein) and hereby agrees to act in accordance with the terms of this Agreement.

Dated: July __, 2001

                                        U.S. STOCK TRANSFER CORPORATION

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                      S-3